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                                                                                                                  EX-99.B(h) scapp-y

                                                                                                                       INSTITUTIONAL
 UNITED GROUP OF FUNDS                                                                                                      PURCHASE
 WADDELL & REED FUNDS                                                                                                    APPLICATION
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
 INSTRUCTIONS              You can open an account by calling 1-800-366-2520 or by mailing an application    Date
 Fill in where applicable  and check to Waddell & Reed, Inc., 6300 Lamar, Shawnee Mission, Kansas 66202.
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
         Account           Name ______________________________________________________________   Tax I.D. No. _____________________
       Registration
                                ______________________________________________________________

                           Number and Street _________________________________________________
       FULL ADDRESS
       Please fill in      City _____________________________________  State ___________________________ Zip Code _________________
   completely, including
     telephone number      Telephone _____________________________________ Citizen of: [ ] U.S.  [ ] Other (specify) ______________
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                           [ ] Please establish an account(s) as follows:
         INITIAL                                                                                       Dividends and capital
                                                                                                        gains to be paid:*
      INVESTMENT(S):       Account No. Assigned ____________________________________     Amount  Reinvested in Shares  Paid in Cash

                           FUND(S) TO BE PURCHASED (SEE REVERSE SIDE FOR FUND NAMES)
                           _________________________________________________________  $__________        [ ]               [ ]

                           _________________________________________________________  $__________        [ ]               [ ]

                           _________________________________________________________  $__________        [ ]               [ ]

                           _________________________________________________________  $__________        [ ]               [ ]

                                                                        Total amount  $__________       *If no election is checked,
                                                                                                         all payments will be
                                                                                                         reinvested.
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
                           I (We) hereby authorize Waddell & Reed Services Co. to act upon instructions received by telephone to have amounts withdrawn from my organization's account(s) in the Portfolio(s) and wired or mailed to the bank account designed below.

                           I (We) hereby ratify any such instructions and agree that the Fund(s), Waddell & Reed, Inc. or
                           Waddell & Reed Services, Co. will not be liable for any loss, liability, cost or expense for acting upon such instructions in accordance with the procedures set forth in the Prospectus.
        EXPEDITED
        REDEMPTION         Note: The indicated bank must be a member of the Federal Reserve System.
         SERVICE
                           Name of Bank _______________________________________________________ Bank A.B.A. No. ___________________

                           Number and Street ______________________________________________________________________________________

                           City _______________________________________________ State _____________________ Zip Code ______________

                           Account Name _______________________________________________ Account No. _______________________________
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        TELEPHONE          This account will be established with a telephone exchange privilege which will authorize Waddell & Reed
        EXCHANGE           Services Co. to act upon instructions by telephone to exchange Fund shares held in my (our) account for
        PRIVILEGE          shares of other Funds eligible under the Exchange Privilege to be held in an identically registered account(s) (see Prospectus for details), unless you check the box on the left to indicate your rejection of this service.

  Check box at the right   I (We) hereby ratify any instructions given pursuant to this authorization and agree that the Funds,
    if this service is     Waddell & Reed, Inc. or Waddell & Reed Services Co. will not be liable for any loss, liability, cost or
    NOT requested. [ ]     expense for acting upon instructions believed to be genuine.
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                           Under penalties of perjury, I (we) certify that the number shown on this application is the correct Tax
                           Identification Number of my organization and that the organization is not subject to backup withholding either because it has not been notified that it is subject to backup withholding as a result of a failure to report all interest, dividends or capital gains, or the Internal Revenue Service has notified it that it is no longer subject to backup withholding. The undersigned certifies that I (we)
                           have full authority and legal capacity to purchase shares of the Fund and affirm that I (we) have received a current Prospectus and agree to be bound by its terms.
        AUTHORIZED
        SIGNATURE(S)
    Complete Corporate     1. ________________________________________________ 2. _________________________________________________
      Resolution on                         Authorized Signature                                Authorized Signature
       reverse side.          ________________________________________________    _________________________________________________
                                                 Title                                                 Title

                           3. ________________________________________________ 4. _________________________________________________
                                            Authorized Signature                                Authorized Signature

                              ________________________________________________    _________________________________________________
                                                 Title                                                 Title

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CAP1635-Y(10/98)

Corporate Resolution
IT WILL BE NECESSARY FOR YOU TO PROVIDE A CERTIFIED COPY OF A CORPORATE RESOLUTION OR OTHER CERTIFICATE OF AUTHORITY TO AUTHORIZE WITHDRAWALS. THE SAMPLES BELOW MAY BE USED FOR THIS PURPOSE OR YOU MAY USE YOUR OWN. IT IS UNDERSTOOD THAT THE FUND(S) WADDELL & REED, INC. ITS AFFILIATES AND ITS CUSTODIAN BANK, MAY RELY UPON THESE AUTHORIZATIONS UNTIL REVOKED OR AMENDED BY WRITTEN NOTICE DELIVERED TO THE FUND(S) BY REGISTERED MAIL.

           CERTIFIED COPY OF RESOLUTION (Corporation or Association)

The undersigned hereby certifies and affirms that he/she is duly elected (title) _____________________________ of (corporate name) ____________________________
a corporation organized under the laws of (the State of) ____________________ and that the following is a true and correct copy of a resolution adopted by the corporation's Board of Directors at a meeting duly called and held on
(date) ___________________________.
RESOLVED, that any (enter number required to act) _________of the corporation's following identified officers (enter titles only) ____________________________ __________________________________________are authorized to execute investment applications with the United Group/W&R Funds and any Fund investment accounts in the name of the corporation; to invest such funds of the corporation in shares issued by one or more United Group/W&R Funds ("Fund Shares"), as they deem appropriate; and to issue instructions (including the execution of money fund drafts, if applicable) pertaining to the redemption, exchange or transfer of Fund Shares.

FURTHER RESOLVED, that Waddell & Reed Inc, Waddell & Reed Services, Co., and the United Group/Waddell & Reed Funds shall be held harmless and fully protected in relying from time to time upon any certifications by the secretary or any assistant secretary of the corporation as to the name of the individuals occupying the above identified offices, and in acting in reliance upon the foregoing resolutions, until actual receipt by them of a certified copy of a resolution of the Board of Directors of the corporation modifying or revoking any or all such resolutions.

The undersigned further certifies that the following individuals hold the title designated. (Attach additional list if necessary.)
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
____________________________________________________  x____________________________________________________
Name/Title (please print or type)                     (Signature)

____________________________________________________  x____________________________________________________
Name/Title (please print or type)                     (Signature)

____________________________________________________  x____________________________________________________
Name/Title (please print or type)                     (Signature)

____________________________________________________  x____________________________________________________
Name/Title (please print or type)                     (Signature)

____________________________________________________                  _____________________________________
Corporate Name                                        CORPORATE SEAL  (Date)

Certified from Minutes:___________________________
                         Name and Title
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CONFIDENTAL DATA (Must be completed on New Accounts/New Products)
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
1. Gross Income: $___________________________    2. Total Investment Assets: $________________________

3. Other Assets: _______________________________________    4. Net Worth: _________________________________

5. Investment Objectives (mark all that apply)  [ ] Growth  [ ] Income  [ ] Reserves
   [ ] Other needs/goals (specify in Special Remarks)

6. Special Remarks/Considerations: ________________________________________________________________________

   ________________________________________________________________________________________________________

   ________________________________________________________________________________________________________
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INITIAL INVESTMENT INSTRUCTIONS

HOW TO INVEST
By Federal Funds Wire                                                       By Mail

o Obtain account number from the Fund.                                      o Complete Purchase Application
  Telephone toll free: 1-800-366-2520                                       o Make check payable to Waddell & Reed, Inc.
o Instruct bank to transmit investment by Federal funds wire to:            o Mail application and check to:
    United Missouri Bank                                                        Waddell & Reed Services Co.
    Kansas City, Missouri                                                       6300 Lamar
    ABA Number: 101000695                                                       Shawnee Mission, KS 66202
    W&R Underwriter Account
    #0007978
    FBO _________________________________________

    Fund Acct # _________________________________
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FUND NAMES
737 - United Accumulative - Class Y                         748 - United New Concepts - Class Y
785 - United Asset Strategy - Class Y                       783 - United Retirement Shares - Class Y
738 - United Bond - Class Y                                 736 - United Science and Technology - Class Y
745 - United Continental Income - Class Y                   747 - United Vanguard - Class Y
744 - United Gold & Government - Class Y                    716 - W&R Asset Strategy - Class Y
754 - United Government Securities - Class Y                715 - W&R International Growth - Class Y
746 - United High Income - Class Y                          712 - W&R Growth - Class Y
749 - United High Income II - Class Y                       713 - W&R Limited-Term Bond - Class  Y
735 - United Income - Class Y                               714 - W&R Municipal Bond - Class Y
739 - United International Growth - Class Y                 711 - W&R Total Return - Class Y
761 - United Municipal Bond - Class Y                       719 - W&R United High Income - Class Y
763 - United Municipal High Income - Class Y                718 - W&R United Science and Technology - Class Y
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